SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 30, 2015

SELECTICA, INC.

(Exact name of Company as specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-29637 (Commission File No.)	77-0432030 (IRS Employee Identification No.)

2121 South El Camino Real

San Mateo, California 94403

(Address of Principal Executive Offices)

(650) 532-1500
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 30, 2015, Selectica, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Selectica France SAS, a French société par actions simplifiée (pending incorporation) and wholly owned subsidiary of the Company (“Selectica France”), b-pack SAS, a French société par actions simplifiée (“b-pack”), and the shareholders of b-pack (the “Shareholders”) pursuant to which the Company would acquire b-pack (the “Acquisition”). Subject to the terms and conditions of the Merger Agreement, to effect the Acquisition, b-pack will be merged with and into Selectica France, and, following the share exchange described below, Selectica France will continue as a wholly owned subsidiary of the Company.

The aggregate purchase price for the Acquisition will be 1,841,244 shares of common stock of the Company, par value $0.0001 (the “Acquisition Shares”), and $1.25 million in cash (together with the Acquisition Shares, the “Purchase Price”), for an aggregate Purchase Price equal to $12.5 million based upon the $6.11 price used for determining the number of Acquisition Shares to be issued. The Purchase Price will also be subject to certain adjustments based upon the amount of working capital of b-pack at the closing of the Acquisition. At the closing of the Acquisition, an aggregate number of common shares of Selectica France (the “Merger Sub Shares”) will be issued to the Shareholders on a pro rata basis, calculated based on the enterprise value allocation set forth in the Merger Agreement. Immediately thereafter, each Shareholder will contribute his or her Merger Sub Shares to the Company in exchange for such Shareholder’s proportionate share of the Acquisition Shares. The Acquisition is not conditioned upon receipt of financing by the Company or Selectica France.

The Merger Agreement contains customary representations and warranties as well as covenants by each of the parties, including non-competition and non-solicitation covenants made by the Shareholders for the benefit of the Company. Subject to certain limitations, the Company will be indemnified for damages resulting from breaches or inaccuracies by b-pack or the Shareholders of their respective representations, warranties and covenants in the Merger Agreement as well as other specified matters, for a period of 18 months following the closing of the Acquisition (the “Survival Period”), except that the indemnity period for breaches of certain fundamental representations would last until 60 days after the expiration of the applicable statute of limitations period, up to a maximum period of six years. The Shareholders will be indemnified by the Company for damages resulting from breaches or inaccuracies by the Company of its representations, warranties and covenants in the Merger Agreement. The Shareholders would reimburse the Company in cash for its indemnifiable damages up to a maximum amount of $1.25 million (the “Claims Cap”), except for damages arising from breaches of certain fundamental representations, which would be capped at an amount equal to $1.25 million plus the value of the Acquisition Shares based on the 30-day volume-weighted average price for a share of the Company’s common stock measured as of the date that the amount of such damages are finally resolved (the “VWAP Price”), and except for damages arising from fraud or intentional misrepresentation, which would not be capped. At the Shareholders’ election, Company damages in excess of the Claims Cap may be satisfied by delivery of Acquisition Shares to the Company, calculated based on the VWAP Price. In lieu of an escrow of a portion of the Purchase Price for purposes of satisfying the indemnification obligations of the Shareholders, during the Survival Period, the Company may reacquire up to one-third of the Acquisition Shares from the Shareholders on a pro rata basis to satisfy any Company damages, calculated based on the VWAP Price.

The Merger Agreement contains a “no shop” provision that, in general, prohibits b-pack from soliciting third-party acquisition proposals, provide information to or engage in discussions or negotiations with third parties that have made or might make an acquisition proposal. The Merger Agreement also contains certain termination rights by the parties.

The Acquisition is anticipated to close during the Company’s first quarter of fiscal year 2016, subject to the satisfaction of customary closing conditions, and subject to certain restructuring requirements of b-pack’s US subsidiary. As a condition to the closing of the Acquisition, the Company will enter into employment agreements with certain key employees of b-pack. Following the closing of the Acquisition, the Company will issue options to certain b-pack employees to purchase up to an aggregate of 700,000 shares of common stock of the Company, which awards will be employment inducement awards pursuant to NASDAQ Listing Rule 5635(c)(4).

The Acquisition Shares to be issued to the Shareholders in the share exchange immediately following the closing of the Acquisition have not been registered under the Securities Act if 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. At the closing of the Acquisition, the Company and the Shareholders will enter into a Registration Rights Agreement with respect to registration of the resale of the Acquisition Shares.

The summary set forth above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The sale and issuance of the Acquisition Shares to the Shareholders at the closing of the Acquisition have been determined to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder as transactions by an issuer not involving a public offering and under Regulation S. The Shareholders have represented that they are accredited investors, as that term is defined in Regulation D, and that they are acquiring the Acquisition Shares for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Agreement and Plan of Merger, dated as of March 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 30, 2015

SELECTICA, INC. By: /s/ Todd Spartz Name: Todd Spartz Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement and Plan of Merger, dated as of March 30, 2015.